SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported): August 9, 2018
NEMAURA MEDICAL INC.
(Exact name of registrant as specified in charter)

001-38355	Nevada	46-5027260
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		00 44 1509 22292

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously disclosed in the Nemaura Medical Inc. (the “Company”) Current Report on Form 8-K filed on August 6, 2018 (the “Initial Form 8-K”), the Audit Committee of the Company dismissed Crowe LLP (formerly known was Crowe Horwath LLP, “Crowe”), as its independent registered public accountant.

In accordance with Item 304(a)(3) of Regulation S-K, we furnished Crowe with a copy of the Initial Form 8-K on August 6, 2018, providing Crowe with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K as the same pertains to Crowe and, if not, stating the respect in which it does not agree. The Company is filing this Current Report on Form 8-K/A to include the letter as exhibit 16.1, which letter was received on August 9, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
16.1	Letter from Crowe LLP, dated August 9, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemaura Medical, Inc.
By: /s/ Dewan F H Chowdhury
 Name: Dewan F. H. Chowdhury
 Title:   Chief Executive Officer
Dated: August 9, 2018